                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

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Filed by a Party other than the Registrant /X/

Check the appropriate box:

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     / /  Confidential,  for Use of the  Commission  Only (as  permitted by Rule
          14a-6(e)(2))

     / /  Definitive Proxy Statement

     / /  Definitive Additional Materials

     /X/  Soliciting Material Under Rule 14a-12

                            THE STEAK N SHAKE COMPANY
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                (Name of Registrant as Specified in Its Charter)

                               THE LION FUND L.P.
                              BIGLARI CAPITAL CORP.
                              WESTERN SIZZLIN CORP.
                            WESTERN ACQUISITIONS L.P.
                            WESTERN INVESTMENTS INC.
                                 SARDAR BIGLARI
                                PHILIP L. COOLEY
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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          0-11.

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previously.  Identify the previous filing by registration  statement  number, or
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      The Lion Fund L.P.  ("Lion  Fund") and  Western  Sizzlin  Corp.  ("Western
Sizzlin"),  together  with the  other  participants  named  herein,  are  filing materials  contained  in this  Schedule  14A with the  Securities  and  Exchange
Commission  ("SEC") in connection with the  anticipated  solicitation of proxies for the  election of two  nominees as  directors  at the next annual  meeting of stockholders (the "Annual Meeting") of The Steak N Shake Company.  Lion Fund and
Western Sizzlin have not yet filed a proxy statement with the SEC with regard to the Annual Meeting.

      Item  1:  The   following   press   release   was  issued  and  posted  to
HTTP://WWW.ENHANCESTEAKNSHAKE.COM and HTTP://WWW.WESTERN-SIZZLIN.COM:

                                   * * * *

FOR IMMEDIATE RELEASE

               SARDAR BIGLARI ISSUES LETTER TO SHAREHOLDERS OF THE
                             STEAK N SHAKE COMPANY

SAN  ANTONIO,  TX.  (OCTOBER  1, 2007) -- Sardar  Biglari,  Chairman  and CEO of
Western Sizzlin  Corporation (OTC Bulletin Board: WSZL) and The Lion Fund, L.P.,
issued  the  following  letter  today to the  shareholders  of The Steak n Shake
Company (NYSE: SNS) concurrent with the launch of WWW.ENHANCESTEAKNSHAKE.COM:

Dear Fellow Shareholders:

      The group I represent, composed of The Lion Fund, L.P. and Western Sizzlin
Corp.  together  with  certain  of  their  affiliates,  is one  of  the  largest stockholders of The Steak n Shake Company.  As owners of 7% of the  corporation, we naturally are deeply  concerned about its  mismanagement by the present board of  directors.  Under the  current  board's  watch,  shareholder  value has been significantly  diminished.  Time has long since passed to add new board  members who aspire to create value for all  shareholders -- and to do so with a sense of urgency.  Our aim was to join the board without the distraction of a potentially
contentious  and  expensive  proxy  fight.   However,  our  efforts  to  discuss
representation with the board have been fruitless. We are therefore appealing to you the  shareholders,  the  true  owners  of  Steak n  Shake,  to  assert  your dissatisfaction.

      In our opinion,  the optimal avenue to achieve good  corporate  governance and enhance long-term value is to place  shareholders with substantial  holdings on the board to ensure the proper coalescence of interests between the board and shareholders.  We own more  stock than all the  directors  and  officers  of the company combined and thus justifiably look askance at the troublesome turn Steak
n  Shake's  top  leadership  has  persisted  in  taking.  We  believe a board of directors should participate in the future of its company by making considerable financial  commitments  on the same basis as other  shareholders  do, not simply through stock options or other stock grants.

      We are disturbed by the present  direction of The Steak n Shake Company as exemplified by its failed vision, failed strategy,  failed execution, and failed board. The amalgam of poor corporate  governance,  lack of strategic  direction, and  deteriorating  operating  and  financial  performance  has  led  to  dismal shareholder  returns.  To illustrate the  mismanagement,  corporate  general and administrative  ("G&A")  costs  over the last five  years  have  escalated  from approximately $98,000 per company-owned store to roughly $125,000 per unit. Just returning  to past G&A levels -- on a per unit  basis -- would save the  company around  $12  million  annually.  Clearly,  the  board  has  exhibited  a lack of discipline about expenses and capital allocation,  thereby damaging  shareholder value.  Yet G&A  overspending  is only one symptom of the firm's myriad problems that must be confronted and corrected.

      Needless  to say,  we are  disenchanted  by both the recent and  long-term performance of the company.  We are not alone; other shareholders have expressed to us a similar degree of disappointment. Consequently, we believe that NOW is a critical  period  for the  company,  so  critical  it  warrants  change of board leadership.

      Towards that end,  our group has  nominated  Dr.  Philip L. Cooley -- Lion
Fund  director  and Western  Sizzlin's  Vice  Chairman -- and me for election to
Steak n Shake's  board at the next  annual  shareholders'  meeting to be held in
2008.  We have chosen a  pro-active  approach  because we see  opportunities  to create  tremendous  value. We are convinced the company has not yet attained its full potential. But to reach that potential requires forward-looking leadership.
Phil and I have the experience to serve  knowledgeably and impartially.  Because we are  tenacious  by nature,  we would commit  ourselves  for the long term and would work  tirelessly  to ensure that the board  explores all paths to maximize shareholder value.

      Over the coming months we will be communicating with you regarding details of our  ideas  to  improve  Steak n  Shake.  Our  recently  launched  web  site,
www.enhancesteaknshake.com,  will be the  primary  channel  over  which  we will impart  information on vital matters.  I will also be writing you directly.  Our principle  is to tell you the facts that we would want to know if our roles were reversed. We encourage shareholders to visit our web site regularly and to share their thoughts with us about Steak n Shake.

      We look forward to serving YOUR best interests.

                               Sincerely,

                               /s/ Sardar Biglari

                               Sardar Biglari

                                  ************

Western  Sizzlin Corp.,  The Lion Fund,  L.P.,  Biglari  Capital Corp.,  Western
Acquisitions, LP, Western Investments Inc., Sardar Biglari, and Philip L. Cooley
as a group are owners of 7% of the outstanding common stock of The Steak n Shake
Company.  The group has  nominated  Mr.  Biglari  and Dr.  Philip L. Cooley -- a director of The Lion Fund and Vice  Chairman of Western  Sizzlin -- for election to Steak n Shake's board at the next annual meeting of  shareholders  to be held in 2008.

Western Sizzlin Corp. is a holding company which owns a number of  subsidiaries.
Its most  important  business  activity is  conducted  through  Western  Sizzlin
Franchise Corp., a steak and buffet  restaurant chain  franchising and operating approximately  125 units.  Common stock of the company is listed on OTC Bulletin
Board trading symbol WSZL.

                 CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

      THIS COMMUNICATION IS NOT A SOLICITATION OF A PROXY WHICH MAY BE DONE ONLY
PURSUANT TO A DEFINITIVE PROXY  STATEMENT.  STOCKHOLDERS ARE ADVISED TO READ THE
PROXY  STATEMENT AND OTHER DOCUMENTS  RELATED TO THE  SOLICITATION OF PROXIES BY
THE LION FUND,  L.P.  ("LION  FUND"),  BIGLARI  CAPITAL CORP.  ("BCC"),  WESTERN
SIZZLIN CORP. ("WSC"),  WESTERN ACQUISITIONS L.P. ("WAL"),  WESTERN INVESTMENTS,
INC. ("WII"),  SARDAR BIGLARI AND PHILIP L. COOLEY, FROM THE STOCKHOLDERS OF THE
STEAK N SHAKE COMPANY,  FOR USE AT ITS NEXT ANNUAL MEETING OF STOCKHOLDERS  WHEN
THEY BECOME  AVAILABLE  BECAUSE THEY WILL CONTAIN  IMPORTANT  INFORMATION.  WHEN
COMPLETED,  A DEFINITIVE  PROXY  STATEMENT AND A FORM OF PROXY WILL BE MAILED TO
STOCKHOLDERS  OF THE STEAK N SHAKE COMPANY AND WILL BE AVAILABLE AT NO CHARGE AT
THE  SECURITIES  AND EXCHANGE  COMMISSION'S  WEBSITE AT  HTTP://WWW.SEC.GOV.  IN
ADDITION,  COPIES OF THE PROXY  STATEMENT AND OTHER  DOCUMENTS  WILL BE PROVIDED
WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO OUR PROXY
SOLICITOR,  MORROW & CO.,  INC. AT ITS  TOLL-FREE  NUMBER  (800)  607-0088.  THE
PARTICIPANTS  IN THE PROXY  SOLICITATION  ARE  ANTICIPATED TO BE LION FUND, BCC,
WSC,  WAL,  WII,  SARDAR  BIGLARI  AND PHILIP L.  COOLEY  (THE  "PARTICIPANTS").
INFORMATION  REGARDING  THE  PARTICIPANTS,  INCLUDING  THEIR  DIRECT OR INDIRECT
INTERESTS,  BY SECURITY HOLDINGS OR OTHERWISE,  IS CONTAINED IN THE SCHEDULE 13D
FILED BY THEM WITH THE  SECURITIES  AND EXCHANGE  COMMISSION  ON AUGUST 17, 2007
WITH RESPECT TO THE STEAK N SHAKE  COMPANY,  AS AMENDED.  THAT  SCHEDULE 13D, AS
AMENDED,  IS  CURRENTLY  AVAILABLE AT NO CHARGE ON THE  SECURITIES  AND EXCHANGE
COMMISSION'S  WEBSITE AT  HTTP://WWW.SEC.GOV.  AS OF SEPTEMBER 28, 2007, EACH OF
THE  PARTICIPANTS  MAY BE DEEMED TO BENEFICIALLY  OWN 2,071,945 SHARES OF COMMON
STOCK OF THE STEAK N SHAKE  COMPANY,  CONSISTING OF THE  FOLLOWING:  (1) 929,200
SHARES HELD  DIRECTLY BY LION FUND AND 20,000 SHARES  UNDERLYING  AMERICAN-STYLE
CALL  OPTIONS  HELD  DIRECLTY  BY  LION  FUND,  (2)  561,100  SHARES  UNDERLYING
AMERICAN-STYLE  CALL  OPTIONS  HELD  DIRECLTY BY WSC,  (3)  555,345  SHARES HELD
DIRECTLY BY WAL, (4) 4,300 SHARES HELD  DIRECTLY BY PHILIP L. COOLEY,  (5) 2,000
SHARES HELD  DIRECTLY BY PHILIP L.  COOLEY'S  SPOUSE.  EACH OF THE  PARTICIPANTS
DISCLAIMS  BENEFICIAL  OWNERSHIP OF SUCH SHARES  EXCEPT TO THE EXTENT OF HIS/ITS
PECUNIARY INTEREST THEREIN.

Contact:

Thomas Ball or Ronald Knox
Morrow & Co., Inc.
(203) 658-9400
Or
Robyn B. Mabe, Chief Financial Officer
Western Sizzlin Corp.
(540) 345-3195